EXHIBIT (g)(2)


                    AMENDMENT TO CUSTODIAN SERVICES AGREEMENT
                    -----------------------------------------

     This Amendment dated as of June 17, 2003 hereby amends the Custodian Services Agreement dated as of April 30, 2003 by and between KELMOORE STRATEGIC TRUST (the "Fund") and PFPC TRUST COMPANY ("PFPC Trust") (the "Agreement").

     WHEREAS, the Fund and PFPC Trust hereby agree to amend the Agreement; and

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Section 14(e) of the Agreement is hereby deleted in its entirety and replaced with the following:

          (e) Each party shall have a duty to mitigate damages for which the other party may become responsible; such damages are subject to the limits and terms set forth in paragraph (c) above.

     All other terms and conditions of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the month, day and year first above written.


                                                  PFPC TRUST COMPANY

                                                  By:    /s/ Edward A. Smith III
                                                            --------------------

                                                     Name:  Edward A. Smith III
                                                            --------------------

                                                     Title: Vice President
                                                            --------------------


                                                     KELMOORE STRATEGIC TRUST

                                                     By: /s/ Tammy Wendoll
                                                             -------------------

                                                     Name:   Tamara Wendoll
                                                             -------------------

                                                     Title:  Secretary
                                                             -------------------